Exhibit 99.1

PRESS
RELEASE

SYNTROLEUM ANNOUNCES

2004 FINANCIAL RESULTS

For Immediate Release

Tuesday, February 1, 2005

Contact:	Mel Scott
Syntroleum Corporation
(918) 592-7900
www.syntroleum.com

Tulsa, OK — Syntroleum Corporation (NASDAQ: SYNM) today announced unaudited financial results for the year ended December 31, 2004. The Company reported a net loss for the year end of $41.9 million, or ($0.97) per share. This compares to a net loss of $34.6 million, or ($1.00) per share, for the year ended December 31, 2003. The Company’s 2004 loss was affected by non-cash equity compensation expense related to restricted stock and warrants issued to employees and consultants of $4.5 million, or $0.10 per share. The Company also expects to recognize $5.8 million of revenue in 2005 associated with fuels produced for the DOE at the Company’s Catoosa Demonstration Facility in 2004 but not delivered until 2005.

The Company’s cash and cash equivalents balance at December 31, 2004 was $31.6 million, compared to a cash balance of $32.7 million at December 31, 2003. The Company invested $5.3 million in oil and gas properties in the United States and Nigeria related to drilling, land and lease acquisitions, and geological and geophysical evaluations during the year ended December 31, 2004.

“2004 was a transformational year for Syntroleum,” said Jack Holmes, Syntroleum’s President and CEO. “We re-directed our business strategy to that of an energy production company, entered the execution phase of our business plan with the Aje project and broadened our management team to help execute that plan. We also achieved significant business milestones, including the successful operation of the Catoosa fuels plant and road tests of our fuels, reached key agreements with Sovereign and ExxonMobil, and assembled a group of upstream companies to undertake the appraisal and development of the Aje project.”

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Syntroleum Announces 2004 Financial Results

February 1, 2005

Fourth Quarter

Fourth quarter 2004 revenues were $317 thousand, compared to total revenues of $3.7 million for the fourth quarter of 2003. Fourth quarter 2003 revenues related to the liquidation of certain catalyst materials, which were fully disposed during the first quarter of 2004. The Company reported a net loss for the fourth quarter of 2004 of $11.2 million, or ($0.24) per share, compared to a net loss of $10.8 million, of ($0.29) per share, for the same period in 2003.

Fourth quarter 2004 operating expenses included $5.1 million of expenditures related to the Company’s research, development and engineering programs, including $2.8 million at the Company’s Catoosa Demonstration Facility. The Company’s fourth quarter 2003 research, development and engineering expenses totaled $5.5 million and included $3.6 million of expenditures on the Catoosa Demonstration Facility. The Catoosa Demonstration Facility is a 70-barrel per day gas-to-liquids plant constructed jointly by Syntroleum, the U.S. Department of Energy (“DOE”), and Marathon Oil Company, one of the Company’s licensees. The plant is supplying demonstration fuels to government vehicles and for engine testing under the DOE’s Ultra-Clean Fuels Program.

The Company incurred, during the fourth quarter of 2004, general, administrative and other costs totaling $5.3 million, including $1.3 million in non-cash equity compensation charges. General, administrative and other costs were $3.7 million for the fourth quarter of 2003, including $78 thousand in non-cash equity compensation charges.

Year End

For the year ended December 31, 2004, revenues were $6.6 million, compared to $19.2 million for the same period in 2003. The Company reported a net loss for the year ended December 31, 2004 of $41.9 million or ($0.97) per share, compared to a net loss of $34.6 million, or $(1.00) per share, for the year ended December 31, 2003.

The Company incurred expenses for the year ended December 31, 2004 of $22.3 million related to research, development and engineering programs, including $13.0 million of expenditures at our Catoosa Demonstration Facility, compared to $30.1 million for these activities, including $21.8 million related to the construction of the Catoosa Demonstration Facility, during 2003.

General, administrative and other expenses for the year ended December 31, 2004 were $21.6 million, including $4.5 million in non-cash equity compensation charges, compared to $16.1 million for general,

Syntroleum Announces 2004 Financial Results

February 1, 2005

administrative and other costs, including $85 thousand in non-cash equity compensation charges, for the year ended December 31, 2003.

Conference Call and Operations Update

The Company’s year end 2004 conference call will take place Tuesday, February 1, 2004 at 4:00 PM EST, during which Syntroleum’s senior management will discuss financial results for the period, progress on the Company’s commercial developments and other important activities. A web cast of the call will be available via the Internet by accessing www.syntroleum.com. Listeners should allow a few minutes for registration into the web site. A replay of this conference call will be available on the web site under the Syntroleum Investor Relations tab for a period of one year.

In addition, the Company will publish an Operations Update following the completion of the conference call.

Syntroleum Corporation owns a proprietary gas-to-liquids process for converting natural gas into synthetic liquid hydrocarbons. The Company plans to use its GTL technology, as well as other third party gas processing technologies, to develop and participate in oil and gas monetization projects in a number of global locations.

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(Tables Follow)

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This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, statements relating to GTL Barge projects, oil, natural gas and GTL product production and reserves, oil and gas exploration and development plans and operations, the testing, certification, characteristics and use of synthetic fuels and alternative fuels, the Syntroleum Process and related technologies and products, GTL plants based on the Syntroleum Process (including the development of planned plants), the economic use of such plants and the continued development of the Syntroleum Process. When used in this document, the words “believe,” “expect,” “may,” “plan” and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that commercial-scale GTL plants will not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants will experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, the ability to implement corporate strategies, competition, intellectual property risks, Syntroleum’s ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.

Syntroleum Announces 2004 Financial Results

February 1, 2005

Syntroleum Corporation and Subsidiaries

Statements of Operations (Unaudited)

(Amounts in thousands, except per share data)

	Fourth Quarter		Year End
	2004	2003	2004	2003
Revenue
Joint Development and other	$317	$—	$932	$14,274
Catalyst Materials	—	3,707	5,674	4,966

Total Revenue	317	3,707	6,606	19,240
Operating Expenses
DOE Catoosa Project	2,833	3,634	12,994	21,843
Catalyst Materials Cost	—	3,486	3,033	7,886
R&D/Engineering	2,248	1,904	9,275	8,221
G&A and Other	5,346	3,714	21,572	16,107

Total Operating Expenses	10,429	12,738	46,874	54,057
Income (loss) from Operations	(10,112)	(9,031)	(40,268)	(34,817)

Investment and Interest Income	209	352	891	1,310
Other Income (Expense)	(1,313)	(2,126)	(2,482)	(2,438)
Taxes	—	(12)	(12)	(60)

Income (loss) from Continuing Operations	(11,216)	(10,817)	(41,871)	(36,005)

Income from Discontinued Real Estate Operations	—	(12)	—	1,367

Net Income (loss)	$(11,216)	$(10,829)	$(41,871)	$(34,638)

Earnings (loss) Per Share (Basic and Diluted)
Earnings (loss) from continuing operations	$(0.24)	$(0.29)	$(0.97)	$(1.04)
Earnings (loss) from discontinued real estate operations	$0.00	$0.00	$0.00	$0.04
Net Earnings (loss)	$(0.24)	$(0.29)	$(0.97)	$(1.00)

Weighted Average Shares Outstanding	45,832	37,480	43,318	34,684

Syntroleum Announces 2004 Financial Results

February 1, 2005

Syntroleum Corporation and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(Amounts in thousands)

	December 31, 2004	December 31, 2003
Assets
Cash and Cash Equivalents	$31,573	$32,695
Restricted Cash	221	24,010
Other Current Assets	2,162	5,562
Total Non-current Assets	10,735	4,968

Total Assets	$44,691	$67,235

Liabilities and Stockholders’ Equity
Current Liabilities	$4,650	$5,620
Current maturities of debt and deferred credit	—	13,546
Current maturities of convertible debt	24,221	21,842
Non-current Liabilities	104	78
Deferred Revenue	27,575	38,273
Minority Interests	706	706

Total Liabilities	57,256	80,065
Total Stockholders’ Equity (Deficit)	(12,565)	(12,830)

Total Liabilities and Stockholders’ Equity	$44,691	$67,235

Syntroleum Announces 2004 Financial Results

February 1, 2005

Syntroleum Corporation and Subsidiaries

Cash Flow Statements (Unaudited)

(Amounts in Thousands)

	Year Ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(41,871)	$(34,638)
Income from discontinued real estate operations	—	(315)
Minority Interest of discontinued operations	—	99
Gain on sale of discontinued operations	—	(1,151)

Income (Loss) from Continuing Operations	(41,871)	(36,005)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Release of project equity contributions	—	(2,000)
Depreciation and amortization	606	714
Foreign currency exchange	459	7,893
Non-cash compensation expense	4,467	85
Impairment of note receivable and investments	51	267
Non-cash interest expense	1,697	1,196
Loss on sale of assets	(23)	(435)
Changes in operating assets and liabilities	(8,924)	5,952

Net cash used in continuing operations	(43,538)	(22,333)
Net cash provided by discontinued operations	—	1,510

Net cash flows from operating activities	(43,538)	(20,823)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(971)	(897)
Purchase of oil and gas assets	(5,280)	—
Proceeds from sale of property and equipment	—	621
Collection of note receivable	—	93
Change in restricted cash	25,346	(18)

Syntroleum Announces 2004 Financial Results

February 1, 2005

Change in and proceeds from investments	70	92

Net cash used in continuing operations	19,165	(109)
Net cash provided by discontinued operations	—	3,049

Net cash flows from investing activities	19,165	2,940

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock and option exercises	37,807	24,272
Proceeds from convertible debt and long term debt	682	16,180
Payment of debt and deferred credit	(13,546)	—
Settlement of Australia Liability	(1,397)	—
Collections on notes receivable from officers	100	1,441
Purchase and Retirement of Treasury Stock	(238)	—

Net cash provided by continuing operations	23,408	41,893
Net cash used in discontinued operations	—	(60)

Net cash flows from financing activities	23,408	41,833

FOREIGN EXCHANGE EFFECT ON CASH AND CASH EQUIVALENTS	(157)	(5,866)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,122)	18,084
CASH AND CASH EQUIVALENTS, beginning of year	32,695	14,611

CASH AND CASH EQUIVALENTS, end of year	$31,573	$32,695